Exhibit 3.243

STATE OF FLORIDA

ARTICLES OF INCORPORATION

OF

NORTH FLORIDA REGIONAL MEDICAL CENTER, INC.

* * * * * * * * * * * * *

THE UNDERSIGNED, ACTING AS INCORPORATOR OF A CORPORATION UNDER THE FLORIDA GENERAL CORPORATION ACT, ADOPT THE FOLLOWING ARTICLES OF INCORPORATION:

FIRST:	The name that satisfies the requirements of Section 607.0401 is: NORTH FLORIDA REGIONAL MEDICAL CENTER, INC.

SECOND:	The address of the principal office and mailing address is: 201 West Main Street, Louisville, Kentucky 40202

THIRD:	The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares of common stock at One Dollar ($1.00) par value.

FOURTH:	The street address of the initial registered office of the Corporation is: c/o C T Corporation System, 1200 South Pine Island Road, City of Plantation, Florida 33324; and the name of its initial registered agent at such address is C T Corporation System.

FIFTH:	The number of directors constituting the initial Board of Directors of the Corporation is three (3), and the names and address of the persons who are to serve as directors until the first annual meeting to shareholders or until their successors are elected and shall qualify are:

Stephen T. Braun	201 West Main Street Louisville, KY 40202

David C. Colby	201 West Main Street Louisville, KY 40202

Richard A. Schweinhart	201 West Main Street Louisville. KY 40202

SIXTH:	The name and address of the incorporator is:

Linda J. McDonald	201 West Main Street Louisville, KY 40202

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Articles of Incorporation

NORTH FLORIDA REGIONAL MEDICAL CENTER, INC.

THE UNDERSIGNED HAS EXECUTED THESE ARTICLES OF INCORPORATION THIS 25TH DAY OF AUGUST, 1994.

INCORPORATOR:

By:	/s/ Linda J. McDonald
Linda J. McDonald

ACCEPTANCE BY THE REGISTERED AGENT AS REQUIRED IN SECTION 607.0501 (3) F.S.: C T CORPORATION SYSTEM IS FAMILIAR WITH AND ACCEPTS THE OBLIGATIONS PROVIDED FOR IN SECTION 607.0505.

CT CORPORATION SYSTEM

DATED: August 25, 1994	By:	/s/ Connie Bryan
CONNIE BRYAN SPECIAL ASSISTANT SECRETARY